UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 3, 2007	0-29768
Date of Report (Date of earliest event reported)	Commission File Number

24/7 REAL MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3995672
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

132 West 31st Street
New York, New York 10001
(Address of Principal Executive Offices) (Zip Code)

(212) 231-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act

Item 8.01                                             Other Events.

David J. Moore, Chairman and Chief Executive Officer of 24/7 Real Media, Inc. (the “Company”) has adopted a Rule 10b5-1 trading plan (the “Plan”) with a broker. The Plan specifies the number of shares of the Company’s common stock that may be sold and the market prices at which the sales should occur, subject to the terms and conditions of the Plan.  Mr. Moore entered into the Plan as part of his personal long-term investment strategy for asset diversification and liquidity.

Pursuant to Mr. Moore’s Plan, the brokerage firm may exercise the employee stock options specified in his Plan and sell up to an aggregate of 650,000 shares of the Company’s common stock over a 24 month period from January 2007 to December 2008 subject to a minimum trading price for the stock.  Mr. Moore will not have control over the timing of stock sales under his Plan.

Mr. Moore will report any transactions under his Plan through appropriate filings with the Securities and Exchange Commission.

The Plan is intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s insider trading policy. Rule 10b5-1 allows corporate insiders to establish prearranged written stock trading plans. A Rule 10b5-1 plan must be entered into in good faith at a time when the insider is not aware of material, nonpublic information. Subsequent receipt by the insider of material, nonpublic information will not prevent prearranged transactions under the Rule 10b5-1 plan from being executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

24/7 REAL MEDIA, INC.

Date: January 5, 2007	By:	/s/ Mark E. Moran
Mark E. Moran
Executive Vice President and General Counsel